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                                                                     EXHIBIT 2.2

                AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         This Amendment to Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 29th day of June, 2000, by and among BEACH COUCH, INC., a Delaware corporation ("ELAW-USA"); ELAWENGLISH.COM, INC., a British Virgin Islands corporation (formerly "Elawchina.com, Inc.") ("ELAW-BVI"), and the individual shareholders of ELAW-BVI ("Stockholders") identified on the signature page hereof.

                                    RECITALS

         WHEREAS, ELAW-USA, ELAW-BVI and certain individual shareholders of ELAW-BVI entered into an Agreement and Plan of reorganization dated April 26, 2000;

         WHEREAS, ELAW-BVI and Beijing Elawchina Network Technology Co., Ltd. amended that certain International Distribution Agreement dated March 14, 2000; and

         WHEREAS, to take into account the changes made to the International Distribution Agreement, the parties herein desire to amend and restate certain material terms of the Agreement and Plan of Reorganization.

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties of each other contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, ELAW-USA, ELAW-BVI and Stockholders agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Agreement and Plan of Reorganization.

         SECTION 2. AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION. The Agreement is hereby amended as set forth below:

         2.1 First sentence of Section 1.1 of the Agreement is revised to read:
"At the Closing, ELAW-USA shall acquire from Stockholders, and Stockholders shall sell, transfer, assign and convey to ELAW-USA 100% of all the issued and outstanding shares of common stock of ELAW-BVI (the "ELAW-BVI Shares", in exchange for an aggregate of 100,000 shares of ELAW-USA's common stock (the "ELAW-USA Shares").

         2.2 Second sentence of Section 4.2 of the Agreement is revised to read:
"Immediately prior to the Closing, there will be five million shares of common stock outstanding and no shares of preferred stock issued and outstanding, prior to the issuance of the 100,000 ELAW-USA Shares to be delivered at Closing pursuant to this Agreement."

         2.3 The parties agree that the 20 million ELAW-USA shares issued to the Stockholders pursuant to the Agreement shall be cancelled and returned to the treasury of ELAW-USA.

         SECTION 3. FULL FORCE AND EFFECT. Except as expressly amended hereby, the International Distribution Agreement shall remain in full force and effect, and, as so amended, is hereby acknowledged, confirmed and ratified in all parts.


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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                      BEACH COUCH, INC.
                                      (A DELAWARE CORPORATION)

                                      By:  /s/ Michael A.J. Harrop
                                         ----------------------------------
                                         Michael A.J. Harrop - President

Attest:

/s/ Eric Drizenko
-------------------------
Eric Drizenko, Secretary

                                      ELAWENGLISH.COM, INC.
                                      (A BVI CORPORATION)

                                      By:  /s/ Roland Shi
                                         ----------------------------------
                                         Roland Shi - President

Attest:

/s/ Xuemu Chen
-------------------------
Xuemu Chen, Secretary

                                        STOCKHOLDERS OF ELAW-BVI:

                                        1. Benny Li - 6 million shares 30%

                                        2. Cocal, Inc. - 6 million shares 30%

                                        3. Roland Shi - 8 million shares 40%



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